Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Gores Holdings X, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	Rule 457(a)	5,980,000	$10.00	$59,800,000	0.00015310	$9,155.38

	Equity	Class A ordinary shares included as part of the units(3)	Rule 457(g)	5,980,000	—	—	0.00015310	(4)

	Equity	Redeemable warrants included as part of the units(3)	Rule 457(g)	1,495,000	—	—	0.00015310	(4)

	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units(3)	Rule 457(g)	1,495,000	$11.50	$17,192,500	0.00015310	$2,632.18

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts				$76,992,500

		Total Fees Previously Paid

		Total Fee Offsets

		Net Fee Due						$11,787.56	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).
(2)

Includes 780,000 units, consisting of 780,000 Class A ordinary shares and 195,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $384,962,500 on its Registration Statement on Form S-1, as amended (File No. 333-286495), which was declared effective by the Securities and Exchange Commission on May 1, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $76,992,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.